UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2020

LEISURE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 415

New York, New York 10107

(Address of principal executive offices) (Zip Code)

(646) 565-6940

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LACQ	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	LACQW	The Nasdaq Stock Market LLC
Units, each consisting of one share of Common Stock and one-half of one Warrant	LACQU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Investment Management Trust Agreement

On November 24, 2020, the stockholders of Leisure Acquisition Corp. (the “Company”) approved an amendment (the “IMTA Amendment”) to the Company’s investment management trust agreement, dated December 1, 2017 and as amended on December 5, 2019, March 26, 2020 and June 29, 2020, by and between the Company and the Continental Stock Transfer & Trust Company, to extend the date on which to commence liquidating the trust account (“Trust Account”) established in connection with the Company’s initial public offering in the event the Company has not consummated a business combination from December 1, 2020 to June 30, 2021 (the “Extended Date”). On November 30, 2020, the Company entered into the IMTA Amendment.

The foregoing is only a summary of the IMTA Amendment and does not purport to be complete and is qualified in its entirety by reference to the full text of the respective underlying agreement. A copy of the IMTA Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Amendment to Expense Advancement Agreement

On November 30, 2020, the Company entered into a third amendment (the “Third Expense Advancement Amendment”) to its expense advancement agreement, dated December 1, 2017 and amended on June 29, 2020 and October 26, 2020 (the “Expense Advancement Agreement”), by and between the Company and Hydra Management, LLC (“Hydra”), MLCP GLL Funding LLC (“MLCP”) and HG Vora Special Opportunities Master Fund, Ltd. (“HG Vora” and together with Hydra and MLCP, the “Funding Parties”) to increase the total amount of advances available to the Company under the agreement to $1,300,0000 from $1,200,000. As previously disclosed, the Company issued promissory notes in an aggregate amount of $1,000,000 to the Funding Parties on January 15, 2020 pursuant to the Expense Advancement Agreement which were converted by the Funding Parties into warrants on June 25, 2020 pursuant to their terms. In addition, as previously disclosed, the Company also issued promissory notes to the Funding Parties on October 26, 2020 and October 27, 2020 covering an initial aggregate drawdown amount of $75,000 and a maximum aggregate amount of $200,000 pursuant to the Expense Advancement Agreement (the “October 2020 Promissory Notes”). The October 2020 Promissory Notes were amended and restated on November 30, 2020 (the “A&R Promissory Notes”) in order to reflect the increase of the total amount of advances available to the Company thereunder from a maximum aggregate amount of $200,000 to $300,000.

The foregoing is only a summary of the Third Expense Advancement Amendment and does not purport to be complete and is qualified in its entirety by reference to the full text of the respective underlying agreement. A copy of the Third Expense Advancement Amendment is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Deferred Fee Reduction

On November 23, 2020, the underwriters of the Company’s initial public offering agreed to waive $250,000 of the total deferred underwriting fee that is to be paid to such underwriters upon the consummation of the Company’s initial business combination. As a result of the fee waiver, the remaining deferred discount owed to such underwriters equals $6,750,000. The foregoing is only a summary of the fee waiver and does not purport to be complete and is qualified in its entirety by reference to the full text of the respective underlying agreement. A copy of the fee waiver is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed above, the A&R Promissory Notes were issued on November 30, 2020 pursuant to the Company’s Expense Advancement Agreement, as amended, cover a maximum aggregate amount of $300,000 and replace the October 2020 Promissory Notes. The A&R Promissory Notes reflect an initial aggregate drawdown amount of $75,000 and a maximum aggregate amount of $300,000. Amounts up to the aggregate maximum amount may and are expected to be drawn down from time to time by the Company pursuant to the A&R Promissory Notes to fund its working capital requirements. The A&R Promissory Notes do not bear any interest. If the Company completes an initial business combination, the Company would repay outstanding loaned amounts under the A&R Promissory Notes. In the event that the Company is unable to complete an initial business combination, the Company may use a portion of the working capital held outside its trust account to repay such loaned amounts but no proceeds from its trust account would be used for such repayment. The loans from the Funding Parties are convertible into warrants to purchase shares of common stock, at a price of $1.00 per warrant, at the option of the Funding Party. The warrants would be identical to those warrants that were issued in a private placement concurrent with the Company’s initial public offering to the Funding Parties (or their affiliates) and certain members of the Company’s management team

The table below sets forth the breakdown of each A&R Promissory Note issued to each Funding Party:

Funding Party	Maximum Principal Amount
Hydra	$77,065.03
MLCP	$72,934.97
HG Vora	$150,000.00
Total	$300,000.00

A copy of the form of A&R Promissory Note is filed as Exhibit 10.3.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 30, 2020, the Company received a notice (the “Nasdaq Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Listing Rule IM-5101-2 (the “Rule”), which requires that a special purpose acquisition company complete one or more business combinations within 36 months of the effectiveness of the registration statement filed in connection with its initial public offering. Since the Company’s registration statement became effective on December 1, 2017, it was required to complete an initial business combination by no later than December 1, 2020. The Rule also provides that failure to comply with this requirement will result in the Listing Qualifications Department issuing a Staff Delisting Determination under Rule 5810 to delist the Company’s securities. In addition, the Nasdaq Notice states that the Company was not in compliance with Nasdaq`s minimum publicly held shares requirement under Listing Rule 5550(a)(4), which requires a listed company`s primary equity security to maintain a minimum of 500,000 publicly held shares.

The Listing Qualifications Department has advised the Company that its securities would be subject to delisting unless the Company timely requests a hearing before an independent Hearings Panel (the “Panel”). Accordingly, the Company intends to timely request a hearing. The hearing request will stay any suspension or delisting action pending the completion of the hearing and the expiration of any additional extension period granted by the Panel following the hearing.

The Nasdaq Notice does not impact the Company’s obligation to file periodic reports with the Securities and Exchange Commission under applicable federal securities laws. There can be no assurance that the hearing before the Panel will be successful.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. An aggregate of 300,000 private placement warrants of the Company would be issued if the entire aggregate amount of the A&R Promissory Notes is drawn and subsequently converted. The warrants would be exercisable, subject to the terms and conditions of the warrant and during the exercise period as provided in the warrant agreement governing the warrants. The Company has relied upon Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the issuance and sale of the A&R Promissory Notes, as they were issued to sophisticated investors without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On November 24, 2020, the stockholders of the Company approved an amendment (the “Charter Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation, as amended on December 5, 2019, March 26, 2020 and June 29, 2020, to extend the date by which the Company must consummate a business combination from December 1, 2020 to the Extended Date. On November 30, 2020, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware.

A copy of the Charter Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 24, 2020, the Company held a special meeting of stockholders (the “Special Meeting”). Set forth below are the final voting results for each of the proposals.

Proposal No. 1 – Extension Amendment

A proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation, as amended on December 5, 2019, March 26, 2020 and June 29, 2020, to extend the date by which the Company must consummate a business combination from December 1, 2020 to the Extended Date:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,830,720	900	10	126,885

In connection with the Extension Amendment, holders of 38,015 shares of the Company’s common stock redeemed their shares for cash, for an aggregate redemption amount of approximately $0.4 million. As a result, approximately $12.8 million will remain in the Trust Account after payment of redemptions.

Proposal No. 2 – Trust Amendment

A proposal to amend the Company’s investment management trust agreement, dated December 1, 2017 and as amended on December 5, 2019, March 26, 2020 and June 29, 2020, by and between the Company and the Continental Stock Transfer & Trust Company, to extend the date on which to commence liquidating the Trust Account established in connection with the Company’s initial public offering in the event the Company has not consummated a business combination from December 1, 2020 to the Extended Date:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,830,720	900	10	126,885

Proposal No. 3 – Director Proposal

A proposal to elect two directors to serve as Class III directors on the Board until the 2023 annual meeting of stockholders or until their respective successors are elected and qualified:

	FOR	WITHHOLD	BROKER NON-VOTE
A. Lorne Weil	5,814,330	17,300	126,885
Daniel B. Silvers	5,828,030	3,600	126,885

Proposal No. 4 – Auditor Proposal

A Proposal to ratify the selection by the Company’s Audit Committee of Marcum LLP to serve as its independent registered public accounting firm for the year ending December 31, 2020:

FOR	AGAINST	ABSTAIN
5,958,505	0	10

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amendment dated November 30, 2020 to the Second Amended and Restated Certificate of Incorporation, as amended on December 5, 2019, March 26, 2020 and June 29, 2020

10.1	Amendment dated November 30, 2020 to the Investment Management Trust Agreement, dated December 1, 2017 and as amended on December 5, 2019, March 26, 2020 and June 29, 2020, by and between the Company and the Continental Stock Transfer & Trust Company

10.2	Amendment dated November 30, 2020 to the Expense Advancement Agreement, dated December 1, 2017 and amended on June 29, 2020 and October 26, 2020, by and between the Company and Hydra Management, LLC, MLCP GLL Funding LLC and HG Vora Special Opportunities Master Fund, Ltd.

10.3	Underwriters Fee Waiver Letter dated November 23, 2020

10.4	Form of A&R Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEISURE ACQUISITION CORP.

Date: November 30, 2020	By:	/s/ Daniel B. Silvers
	Name:	Daniel B. Silvers
	Title:	Chief Executive Officer and Director

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